UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 19, 2011

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13794                            13-3818402
(Commission File Number)                    (IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey                         08401
(Address of Principal Executive Offices)                     (Zip Code)

609-449-5534
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Trump Entertainment Resorts, Inc. and its subsidiaries (the “Company”) have entered into a Stipulation and Consent Order (the “Stipulation”) with The State of New Jersey, Department of Treasury and Division of Taxation (the “Division”, and together with the Company, the “Parties”), settling certain claims for unpaid taxes that were asserted by the Division in the Chapter 11 bankruptcy proceedings commenced by the Company in 2004 and in 2009. The Stipulation has been approved by order of the United States Bankruptcy Court for the District of New Jersey and became final and non-appealable on December 19, 2011 (the “Effective Date”).

Under the terms of the Stipulation, the Parties agreed to resolve any and all claims of the Division against the Company relating to New Jersey Corporation Business Tax for periods prior to the 2009 bankruptcy (including the Division's claim for unpaid taxes relating to the years 2002 through 2006 under the alternative minimum assessment method (“AMA”) of determining tax liability). On the Effective Date, pursuant to the Stipulation, the claim asserted by the Division in the Company's 2009 bankruptcy proceedings was reduced to $5.0 million (the “Settlement Payment”) and was deemed to be an allowed priority tax claim, as defined in the Supplemental Modified Sixth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed By The Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and The Debtors, in the amount of $5.0 million. The Stipulation provides for the Company to make this Settlement Payment in two installments.

Pursuant to the Stipulation, the Company has paid the first installment of the Settlement Payment, totaling $3.5 million, to the Division. The second and final installment payment of $1.5 million must be made by the Company to the Division no later than May 1, 2012.

In connection with the Stipulation, the Company reversed approximately $30.8 million of previously recognized expense comprised of approximately $15.0 million of income tax expense and approximately $15.8 million of interest expense related to the AMA.

A copy of the Stipulation is attached hereto as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1
Stipulation and Consent Order Resolving Reorganized Debtors' Forty-Third Omnibus Motion to Disallow and Expunge Claim No. 1181 of the State of New Jersey, Department of the Treasury, Division of Taxation, and Expunging Any and All Other Claims Held by the State of New Jersey, Department of the Treasury, Division of Taxation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2011

TRUMP ENTERTAINMENT RESORTS, INC.

By: /s/ DAVID R. HUGHES
David R. Hughes
Executive Vice President, Chief Financial Officer and Treasurer

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